Exhibit 99.1

Supernova Partners Acquisition Company III, Ltd. Receives Expected Notice From The New York

Stock Exchange Regarding Delayed Quarterly Report

June 2, 2021

WASHINGTON, D.C., June 2, 2021 /PRNewswire/ — Supernova Partners Acquisition Company III, Ltd. (NYSE: STRE) (the “Company,” “us” or “our”) announced today that, on May 25, 2021, it received a notice (“Notice”) from the New York Stock Exchange (the “NYSE”) indicating that it is not in compliance with NYSE continued listing requirements under the timely filing criteria established in Section 802.01E of the NYSE Listed Company Manual as a result of its failure to timely file the Form 10-Q for the fiscal quarter ended March 31, 2021 (the “Form 10-Q”). The Rule requires listed companies to timely file all required periodic financial reports with the Securities and Exchange Commission (the “SEC”). The Notice has no immediate effect on the listing or trading of the Company’s securities on the NYSE.

On April 12, 2021, the Acting Director of the Division of Corporation Finance and Acting Chief Accountant of the SEC together issued a statement regarding the accounting and reporting considerations for warrants issued by special purpose acquisition companies entitled “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies” (the “SEC Statement”). As result of the SEC Statement, the Company’s management reevaluated the accounting treatment of (i) the redeemable warrants that were included in the units issued by the Company in its initial public offering and (ii) the redeemable warrants that were issued in a private placement (collectively, the “Warrants”). As reported by the Company in its Form 12b-25 filed with the SEC on May 14, 2021, given the scope of the process for evaluating the impact of the SEC Statement on the Company’s financial statements, the Company was unable to file the Form 10-Q within the prescribed time period without unreasonable effort or expense. Since receiving the non-compliance notice, the Company continues to work with its independent accounting firm in order to file the Form 10-Q as expeditiously as practicable. The Company is in compliance with all other NYSE continued listing requirements.

Forward-Looking Statements

This press release may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in this press release are forward-looking statements. When used in this press release, words such as “anticipate,” “believe,” “estimate,” “expect,” “intend” and similar expressions, as they relate to us or our management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the SEC. All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus relating to the Company’s initial public offering filed with the SEC. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Investor Contact:

Supernova Partners Acquisition Company III, Ltd.

Katie Curnutte

katie@supernovaspac.com

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